EXHIBIT 10.23

CONSENT AND AGREEMENT

The undersigned (“Manager”) acknowledges an assignment of documents contained in that certain Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing (the “Security Instrument”) to be executed and delivered by LVP OAKVIEW STRIP CENTER LLC, a Delaware limited liability company ("Borrower"), having its chief executive offices c/o The Lightstone Group, 326 Third Street, Lakewood, New Jersey 08701 to the trustee named therein for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION (“Lender”), in connection with that certain loan (the “Loan”) of TWENTY-SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($27,500,000.00) being made by Lender to Borrower to finance certain real property and improvements more particularly described in the Security Instrument, said real property and improvements being hereinafter referred to as the “Property.” Manager has agreed to perform or supply certain services in connection with the management of the Property pursuant to a certain property management agreement, dated December __, 2006 (the “Contract”), a true, accurate and complete copy of which has been delivered to Lender. Manager does hereby (a) warrant and represent that the Contract contains all agreements between Manager and Borrower relating to the Property; (b) acknowledge and consent to the assignment of the Contract as set forth in the Security Instrument and to any further assignment thereof by Lender; (c) warrant and represent that no default exists under the terms of any agreement between Borrower and Manager; and (d) acknowledge that Borrower has satisfied all conditions precedent to commencement of performance by Manager under the Contract. Manager does hereby agree that: (i) in the event of any default by Borrower under the terms of the “Loan Documents” (as defined in the Security Instrument), Manager shall, upon receipt of written notice and demand of Lender, continue performance on behalf of Lender provided that Manager is reimbursed for such performance rendered thereafter on behalf of Lender in accordance with the Contract; (ii) in the event of any default by Borrower under the Contract, Manager shall deliver to Lender, by certified United States mail, postage prepaid, return receipt requested, addressed to Wachovia Bank, National Association, Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262, Attention: Real Estate Capital Markets, Commercial Real Estate Finance, written notice of such default and the action required to cure the same, and Lender shall have a reasonable time (but in no event less than thirty days after receipt of such notice) within which Lender shall have the right, but not the obligation, to cure such default, and the delivery of such notice of default and the failure of Lender to cure the same within such time allowed shall be conditions precedent to the exercise of any right or remedy of Manager arising by reason of such default; (iii) Manager shall not enter into any material modification of, or addition to, the Contract without the prior written consent of Lender such consent not to be reasonably withheld; (iv) in the event of any default by Borrower under the terms of the Loan Documents, or upon the occurrence of certain circumstances which are more particularly described in the Security Instrument, the Contract shall be terminable at the option of Lender upon thirty days’ notice; (v) the rights of Manager under the Contract to receive any compensation, reimbursement of costs and expenses or other payments in consideration for its management services for the Property shall be and remain subordinate in all respects to the Lender’s rights under the Loan Documents; (vi) Manager acknowledges receipt of a copy of the Security Instrument; (vii) the Contract may be terminated at any time by Lender for cause (including, but not limited to, Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud) by delivery of written notice of such termination to Manager; and (viii) Manager shall comply with the terms and conditions contained in the Security Instrument relating to the management of the Property.

Manager represents that it is looking solely to Borrower, and not to Lender, for payment under the Contract and Manager waives any and all liens and claims which Manager may now or hereafter have upon the proceeds of the Loan or the Property.

All notices to Manager shall be sent by certified United States Mail, postage prepaid, return receipt requested, to Manager at the address set forth on the signature page hereof.

In the event of an inconsistency between the terms of the Contract and the terms of this Consent and Agreement, the terms of this Consent and Agreement shall control.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Consent and Agreement shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver of consent shall be effective only in the specific instance, and for the purpose, for which given.

This Consent and Agreement (a) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, (b) shall be governed by, and construed in accordance with, the laws of Nebraska, and (c) is given by Manager for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Manager, and is intended to induce Lender to make the Loan to Borrower.

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WITNESS the hand and seal of Manager, as of December 20, 2006.

BEACON PROPERTY MANAGEMENT, LLC, a limited liability company

By:	/s/ Gail Grossman
Name: Gail Grossman Title: Vice President

Address for Notices to Manager:

326 Third Street
Lakewood, New Jersey 08701